NOTICE OF FULL REDEMPTION
TO THE HOLDERS OF

LACLEDE GAS COMPANY
FIRST MORTGAGE BONDS 6.35% DUE OCTOBER 15, 2038
CUSIP NO. 505588BG7

Notice is hereby given that pursuant to the terms of Section 3.2 of the Thirtieth Supplemental Indenture dated as of September 15, 2008, all of the outstanding Bonds of the above described issue are called for redemption on January 6, 2014, at a redemption price equal to 100% of the principal amount redeemed plus accrued interest to the date of redemption.

The Bonds to be redeemed are as follows:

Bond Number Amount     CUSIP No.     Interest Rate    Maturity
CEDEFAST $80,000,000     505588BG7 6.35%        10/15/2038

The Bonds called for redemption will be redeemed on or after January 6, 2014 at the payment office of UMB Bank & Trust, N.A., Trustee and Paying Agent. Interest will cease to accrue on the above Bonds called for redemption on and after January 6, 2014
Presentation and delivery address is:

UMB Bank, N.A.
Corporate Trust 1010601
928 Grand
Kansas City, MO 64106-2040

The method of presentation and delivery is at the option and risk of the holder of the Bonds. If mail is used, insured registered mail, return receipt requested is recommended. Inquiries or requests for additional information should be directed to UMB Bank and Trust, N.A. or by telephone to (816) 860-3020.

Under the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2003 (the “Act”), Paying Agents may be obligated to withhold that percentage of the redemption price designated in the Act for this current year from any Bondholder who has failed to furnish that Paying Agent with a valid taxpayer identification number or a certification that such Bondholder is not subject to backup withholding under the Act. Bondholders who wish to avoid the application of these provisions should submit a completed IRS Form W-9 when presenting their Bonds.
NOTE: CUSIP numbers appearing herein have been included solely for the convenience of Bondholders. Neither the Trustee nor the Issuer shall be responsible for the selection or use of any such CUSIP number, nor is any representation made as to its correctness on the Bonds or as indicated herein.

December 6, 2013                LACLEDE GAS COMPANY
By: UMB BANK & TRUST, N.A. ,
as Trustee and Paying Agent